Exhibit 99.2

DATE:	May 18, 2006

TO: FROM:	All Media Standard Management 10689 N. Pennsylvania Street Indianapolis, Indiana 46280

CONTACT:	Michael B. Berry Investor Relations Phone: 317-574-5221
Standard Management Elects to Leave Nasdaq
(Indianapolis, Indiana) Standard Management Corporation (“Standard Management” or the “Company”) (NASDAQ:SMAN, SMANP), an Indianapolis-based provider of pharmaceuticals to long-term care and infusion therapy patients, today announced that it has filed to voluntarily delist its common stock and trust preferred securities from listing on the Nasdaq Stock Market and believes its securities will begin to be quoted on the OTC Bulletin Board System.
As previously reported, Nasdaq had notified the Company of its non-compliance with the continuing listing standards of Nasdaq. In response, on May 2, 2006 the Company submitted a written plan to Nasdaq for review. Subsequently, however, following discussions with representatives of Nasdaq, the Board of Directors of Standard Management concluded that the Company could more quickly and efficiently execute the Company’s capital and growth plan if the Company was not subject to Nasdaq’s numerous restrictive rules.
For example, under Nasdaq rules, the Company would be unable to use the necessary proceeds from its current private placement to complete the proposed acquisition of In-House Pharmacies, Inc., which is scheduled to close on May, 22, 2006, without first obtaining shareholder approval, even though the Company’s shareholders approved the issuance of the shares in the private placement.
Ronald D. Hunter, Chairman, President and Chief Executive Officer of Standard Management stated that “It was a prudent decision to evaluate different alternatives within the public markets at this time. We believe that Nasdaq has in place rules that are overly burdensome to a Company in a transition mode such as ours, that inhibits our ability to quickly effect transactions we believe are in the Company’s and shareholders’ best interests.”
“We remain confident in the implementation and ultimate success of our long-term growth plan and believe that the flexibility obtained by this decision will allow us the freedom to achieve our goals more quickly and efficiently.” Mr. Hunter continued, “In addition, we believe that this action will have only minimal impact on the liquidity of our common stock and considering our planned growth, we will be able to make application to a national exchange, when it is in the best interests of the Company.”
As a result of the Company’s actions, its securities will cease trading on Nasdaq on May 23, 2006. The Company anticipates that on or soon after that date, its securities will begin to be quoted on an over-the-counter service, such as the OTC Bulletin Board.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. The use of the words “believe,” “expect,” “anticipate,” “intend,” “may,” “estimate,” “could,” “plans,” and other similar expressions, or the negations thereof, generally identify forward-looking statements. Forward-looking statements in this press release include, without limitation, statements relating to the closing of its acquisition of In-House Pharmacies, Inc., the success of the Company’s long-term growth plan, the impact the delisting will have on the market in the Company’s securities, the Company’s ability to meet and sustain the listing standards of any national exchange in the future, and the quotation of the Company’s securities on any over-the market service following the delisting. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to, our operating performance, our ability to successfully implement our growth plan, general market and economic conditions and other factors, including overall stock market performance. Additional risks are detailed in our Annual Report on Form 10-K under Item 1A “Risk Factors.”
We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Standard Management is a holding company headquartered in Indianapolis, Indiana. Information about the Company can be obtained by calling the Investor Relations Department at (317) 574-5221 or via the Internet at www.SMAN.com.